UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT

(Address of principal executive offices)

84120

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2016, Great Basin Scientific, Inc. (the “Company”) entered into separate agreements (each, a “Leak-Out Agreement”) with each of the buyers (“Buyers”) listed on the Schedule of Buyers attached to that certain Securities Purchase Agreement, dated December 28, 2015, by and among the Company and the Buyers. In each Leak-Out Agreement, the Company and a Buyer agreed that during the period commencing on September 20, 2016 through November 1, 2016, neither such Buyer nor any of its affiliates will sell, directly or indirectly, on any trading day more than a fixed percentage (as designated in such Leak-Out Agreement, which, in the aggregate for all Buyers, equals approximately 35%) of the trading volume of our common stock on the Nasdaq Capital Market, unless our common stock is then trading above the lower of (x) $5.50 or (y) 120% of the closing bid price of our common stock as of the trading day immediately preceding such date of determination.

The foregoing is a summary description of the material terms of the Leak-Out Agreement and is qualified in its entirety by the text of the form of Amendment, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1	Form of Leak-Out Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 19, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer